UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2007

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 1.01	Entry into a Material Definitive Agreement

On December 26, 2007, American Dental Partners, Inc. (the “Company”), PDHC, Ltd., the Company’s Minnesota subsidiary, PDG, P.A., Dental Specialists of Minnesota, P.A. and Northland Dental Partners, PLLC, fka James Ludke, D.D.S., PLLC entered into a Settlement Agreement with respect to the litigation among the parties filed in the District Court of Minnesota, Fourth Judicial District (the “PDG Litigation”).

Under the terms of the Settlement Agreement and in settlement and release of the PDG Litigation, the Company will transfer to PDG the leases and associated tangible assets with respect to 25 of 31 Park Dental facilities and various tradenames, including “Park Dental.” The Company will retain six of the dental facilities and the resource group office, an administrative team of approximately 35 individuals that supports the Park Dental facilities. The parties have agreed that PDHC will provide interim management services to PDG for a period of up to nine months. PDG will pay PDHC a management fee of $19 million regardless of whether PDG utilizes the management services of PDHC during the nine month period. The Company has also agreed to forgive outstanding accounts receivable due from PDG at December 31, 2007, which at September 30, 2007 were approximately $3 million. Transfer of the facilities and associated assets is expected to occur by February 29, 2008. The Settlement Agreement requires that the parties exercise all reasonable efforts to enter into definitive agreements on or prior to January 11, 2008.

The settlement is subject to the approval of the lenders under the Company’s secured revolving credit agreement and term loan agreement and the Company and its lenders entering into new or modified agreements on mutually satisfactory terms. There can be no assurance that the Company and its lenders will reach agreement on mutually satisfactory terms of new or modified credit agreements. The parties also have entered into a Standstill Agreement that provides for the dentists employed by PDG and those employed by the Company’s new Minnesota affiliate to be practicing in the Park Dental facilities through January 2008 while the Company seeks that approval and modified agreements with its lenders.

Copies of the Settlement Agreement and Standstill Agreement are filed herewith and incorporated herein by this reference.

ITEM 8.01	Other Events

On December 27, 2007, the Company issued a press release with respect to the matters described in Item 1.01 hereof.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Settlement Agreement among the Company, PDHC, Ltd., PDG, P.A., Dental Specialists of Minnesota, P.A. and James Ludke, D.D.S., PLLC dated December 26, 2007.

10.2	Standstill Agreement among the Company, PDHC, Ltd., PDG, P.A. and Dental Specialists of Minnesota, P.A. dated December 26, 2007.

99.1	Press release dated December 27, 2007 regarding the results of the mediation in the PDG Litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

December 27, 2007	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)